CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

CERTIFICATION OF CUSTODIAN

In connection with the Quarterly Report of Electronic Corporate Filing Services, Inc. , a Nevada corporation (the "Company"), on 10-QSB for the September 30, 2003 as filed with the Securities and Exchange Commission (the "Report"), I, Curtis Wade Fox , Sole Officer/Director of the Company, certify, pursuant to 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 14, 2003
/s/Curtis Wade Fox
Curtis Wade Fox
Sole Officer/Director